EXHIBIT 23.B

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this
Registration   Statement  on  Form  S-8  of  our   report   dated
February 16, 2000 relating to the consolidated financial statements and financial statement schedule of El Paso Energy Corporation (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 18, 2000